UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023

Eledon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd. Suite 550
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 238-8090

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELDN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2023, the board of directors (the “Board”) of Eledon Pharmaceuticals, Inc., (“Eledon”) approved an updated form of director and officer indemnification agreement (the “Indemnification Agreement”) to be entered into between Eledon and each person holding office as a director or officer of Eledon on or after such date. The Indemnification Agreement provides that Eledon will, in certain circumstances, indemnify each of the covered directors and officers to the maximum extent permitted by Delaware law for claims arising in such person’s capacity as a director or officer of Eledon. The rights of each director or officer party to an Indemnification Agreement are in addition to any other rights such person may have under Eledon’s certificate of incorporation, bylaws, or otherwise under Delaware law. The Indemnification Agreement will replace Eledon’s existing indemnification agreements in place with the Company’s directors and executive officers. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached hereto as Exhibit 10.1, and is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement to be entered into with each of the directors and officers of Eledon
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eledon Pharmaceuticals

Date:	September 20, 2023	By:	/s/ David-Alexandre C. Gros, M.D.
Name: David-Alexandre C. Gros, M.D. Title: Chief Executive Officer